Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-270375) of Argo Blockchain plc of our report dated April 22, 2025 relating to the restated consolidated financial statements contained within the Argo Blockchain plc Amendment No.1 on Form 20-F/A to Argo Blockchain plc’s annual report on Form 20-F for the fiscal year ended December 31, 2023.

/s/ PKF Littlejohn LLP

London, United Kingdom
April 22, 2025